                            REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement (this "Agreement"), dated as of
April 28, 1997, between PHP Healthcare Corporation, a Delaware corporation (the "Company"), and Chase Manhattan Bank, John W. Kluge and Stuart Subotnick Trustees U/A DTD 5/30/84 As Amended made by and for John W. Kluge (the "Stockholder").

    WHEREAS, the Company and the Stockholder have entered into a stock purchase agreement, dated as of the date hereof (the "Stock Purchase Agreement"); and

    WHEREAS, in connection with the Stock Purchase Agreement, the Company has agreed to grant certain rights with respect to registering under the Securities Act of 1933, as amended, the 200,000 shares of Common Stock acquired by the Stockholder, pursuant to the Stock Purchase Agreement and 300,000 shares of Common Stock acquired by the Stockholder from Charles H. Robbins, the Company's former Chairman and Chief Executive Officer, on the date even with the date hereof (the "Robbins Transaction").

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Certain Definitions.     As used in this Agreement, the following terms
shall have the following meanings:

    "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    "Common Stock" means the Common Stock, par value $.01 per share, of the Company, options or warrants to acquire shares of such Common Stock or securities convertible into such shares of Common Stock, and any equity securities issued or issuable with respect to the Common Stock in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

    "Eligible Shares" means the 500,000 shares of Common Stock acquired by the Stockholder pursuant to (i) the Stock Purchase Agreement (200,000 shares) and
(ii) the Robbins' Transaction (300,000 shares). Such shares of Common Stock shall cease to be Eligible Shares when (i) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement or (ii) such shares shall have been otherwise transferred pursuant to an applicable exemption under the Securities

 Act, new certificates for such shares not bearing a legend restricting further transfer shall have been delivered by the Company and such shares shall be freely transferable to the public without registration under the Securities Act.

    "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

    "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

    "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

2.  Registration Rights.

    2.1. Demand Registration.

         (a) (i) Subject to Sections 2.1(b) and 2.3 below, at any time after the date hereof, the Stockholder shall have the right to require the Company to file one shelf registration statement pursuant to Rule 415 of the Securities Act covering all, and not less than all, of the Eligible Shares by delivering a written request therefor to the Company specifying the number of Eligible Shares to be included in such shelf registration statement and the intended method of distribution thereof (other than an underwritten public offering). All such requests by the Stockholder pursuant to Sections 2.1(a)(i) are referred to herein as "Demand Registration Requests," and the registrations so requested are referred to herein as "Demand Registrations."

              (ii) The Company shall, as expeditiously as possible following, but in no case more than 30 days after, a Demand Registration Request, use its best efforts to (x) effect such registration under the Securities Act of Eligible Shares which the Company has been so requested to register, for distribution in accordance with such intended method of distribution (other than an underwritten offering), and (y) if requested by the Stockholder, obtain acceleration of the effective date of the registration statement relating to such registration.

         (b) If the Board of Directors of the Company, in its good faith judgment, determines that any registration of Eligible Shares should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or any of its subsidiaries (a "Valid Business Reason"),
(x) the Company may postpone filing a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event for more than three months, and (y) in case a registration statement has been filed relating to a Demand Registration Request, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than three months (such period of postponement or withdrawal under sub clause (x) or (y) of this clause (b), the "Postponement Period"); and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be permitted to postpone or withdraw a registration statement within 12 months after the expiration of any Postponement Period.

    If the Company shall give any notice of postponement or withdrawal of any registration statement, the Company shall not, during the period of postponement or withdrawal, register any Common Stock, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). The Stockholder agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (b) above, the Stockholder will discontinue any disposition of Eligible Shares pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Stockholder's possession of the prospectus covering such Eligible Shares that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1(a)(i) (whether pursuant to clause (b) above or as a result of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering Eligible Shares covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three months after the date of the postponement or withdrawal), use its best efforts to effect the registration under the Securities Act of Eligible Shares covered by the withdrawn or postponed registration statement in accordance with this Section
2.1 (unless the Stockholder shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to clause (b) above.

         (c) The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering made pursuant to
Section 2.1(a)(i), authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares.

    2.2. Piggyback Registrations.

         (a) If, at any time, the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or (ii) a Demand Registration under Section 2.1) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to the Stockholder. Upon the written request of the Stockholder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Eligible Shares intended to be disposed of by the Stockholder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(b), 2.3 and 2.6 hereof, use its best efforts to cause all such Eligible Shares that the Stockholder requested the registration thereof, to be registered under the Securities Act (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by the Stockholder (in accordance with the intended method of distribution thereof) of Eligible Shares to be so registered. The Company is obligated to effect no more than two piggyback registrations pursuant to this
Section 2.2, each of such registrations being for a minimum of 250,000 of the Eligible Shares. No registration effected under this Section 2.2(a) shall relieve the Company of its obligation to effect a Demand Registration.

    (b) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to the Stockholder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Eligible Shares in connection with such abandoned registration, without prejudice, however, to the rights of Stockholder under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Eligible Shares requested by the Stockholder to be included therein for the same period as the delay in registering such other equity securities.

         (c) The Stockholder shall have the right to withdraw its request for inclusion of its Eligible Shares in any registration statement pursuant to this
Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Stockholder shall no longer have any right to include Eligible Shares in the registration as to which such withdrawal was made.

    2.3. Allocation of Securities Included in Registration Statement.

    If any registration pursuant to Section 2.2 involves an underwritten offering and the underwriter shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.2 Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

         (i) first, all Common Stock that the Company proposes (the "Company Securities");

         (ii) second, to the extent that the number of Company Securities is less than the Section 2.2 Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among (x) all other persons exercising right to include Common Stock in such registration and (y) the Eligible Shares requested to be registered by the Stockholder, provided, however, that the Stockholder shall be subject to any agreements between the Company and any such other person as of a date prior to the date hereof in respect of the allocation set forth in this Section 2.3(ii).

    2.4. Registration Procedures.

      If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Eligible Shares under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

    (a) prepare and file with the Commission a registration statement on an appropriate registration form of the Commission for the disposition of such Eligible Shares in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company and (ii) shall be available for the sale of Eligible Shares by the Stockholder and shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become and remain effective for the time periods set forth in subsection (b) of this Section 2.4 (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Stockholder, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the Stockholder shall reasonably object in writing);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not to exceed two years as the Stockholder shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Eligible Shares covered by such registration statement in accordance with the intended methods of disposition by the Stockholder set forth in such registration statement;

         (c) furnish, without charge, to the Stockholder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as the Stockholder may reasonably request in order to facilitate the public sale or other disposition of Eligible Shares owned by the Stockholder (the Company hereby consenting to the use in accordance with applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto), the Stockholder in connection with the offering and sale of Eligible Shares covered by such registration statement or prospectus);

         (d) use its best efforts to register or qualify Eligible Shares covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as the Stockholder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholder to consummate the disposition of Eligible Shares in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph
(d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

         (e) promptly notify the Stockholder (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Eligible Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by Section 3 below cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to the Stockholder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Eligible Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

         (f) comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (g) (i) cause all such Eligible Shares covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Eligible Shares is then permitted under the rules of such exchange, or
(ii) if
no similar securities are then so listed, to either cause all such Eligible Shares to be listed on a national securities exchange or to secure designation of all such Eligible Shares as a National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Eligible Shares in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD");

         (h) provide and cause to be maintained a transfer agent and registrar for all such Eligible Shares covered by such registration statement not later than the effective date of such registration statement;

         (i) enter into such customary agreements and take such other actions as the Stockholder shall reasonably request in order to expedite or facilitate the disposition of such Eligible Shares. If any of the Eligible Shares are to be distributed by underwriters, the Stockholder shall be party to such underwriting agreement and may, at the Stockholder's option, require that the Company make to and for the benefit of the Stockholder the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters and which are of the type customarily provided to institutional investors in secondary offerings;

         (j) obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters, which opinion and letter shall be reasonably satisfactory to the Stockholder;

         (k) deliver promptly to the Stockholder copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any attorney, accountant or other agent retained by the Stockholder, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by the Stockholder or such attorney, accountant or agent in connection with such registration statement;

         (l) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

         (m) provide a CUSIP number for all Eligible Shares, not later than the effective date of the registration statement;

         (n) within a reasonable time prior to the filing of any registration statement, any related prospectus, any amendment to such a registration statement or amendment or supplement to such a prospectus, provide copies of such document to the Stockholder and the Stockholder's counsel invite the Stockholder and the Stockholder's counsel to attend drafting sessions with respect to such documents; make such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Stockholder may reasonably request, provided that such changes shall not (x) unreasonably delay the filing of such document or (y) unreasonably interfere with the good faith judgment of the Company and its counsel with respect to disclosures made in such documents about the Company; and make available for discussion of such document such of the representatives of the Company as shall be reasonably requested by the Stockholder;

         (o) upon request, at least one day prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to the Stockholder, and make the Company's representatives reasonably available for discussion of such document;

         (p) furnish to the Stockholder, without charge, at least one copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (q) cooperate with the Stockholder to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Eligible Shares to be sold, and cause such Eligible Shares to be issued in such denominations and registered in such names in accordance with the underwriting agreement or, if not an underwritten offering, in accordance with the instructions of the Stockholder at least three business days prior to any sale of Eligible Shares; and

         (r) take all such other commercially reasonable actions the Company deems necessary or advisable in order to expedite or facilitate the disposition of such Eligible Shares.

    The Company may require as a condition precedent to the Company's obligations under this Section 2.4 that the Stockholder furnish the Company such information regarding the Stockholder and the distribution of such securities as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration.

    The Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, the Stockholder will discontinue its disposition of Eligible Shares pursuant to the registration statement covering such Eligible Shares until the Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Stockholder's possession of the prospectus covering such Eligible Shares that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this
Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Eligible Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

    2.5. Registration Expenses.

        All expenses incident to the Company's performance of or compliance with this Article 2, including, without limitation, all registration and filing fees (including all expenses incident to filing with the New York Stock Exchange, the NASDAQ or any other exchange), fees and expenses of complying with securities and blue sky laws, printing and copying expenses, fees and expenses of the Company's counsel and accountants, the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter), and any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to Eligible Shares and fees and disbursements of counsel for the Stockholder with respect to the Eligible Shares shall be borne by the Stockholder.

    2.6. Certain Limitations on Registration Rights.

      In the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and executes all reasonable questionnaires and other documents

(including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

    2.7. No Required Sale.

        Nothing in this Agreement shall be deemed to create an independent obligation on the part of the Stockholder to sell any Eligible Shares pursuant to any effective registration statement.

    2.8. Indemnification.

         (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Stockholder, and each other Person, if any, who controls the Stockholder within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, together with the documents incorporated by reference therein, under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(iii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein.

         (b) The Stockholder (and, if the Company requires as a condition to including any Eligible Shares in any registration statement filed in accordance with Section 2.2, any underwriter) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.8) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors and officers, and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of the Stockholder (or underwriter with respect to information provided by such underwriter), specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which the Stockholder shall be required to pay pursuant to this Section 2.8(b) and Sections 2.8(c) and (e) shall in no case be greater than the amount of the net proceeds received by the Stockholder upon the sale of Eligible Shares pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by the Stockholder.

         (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.8 (with appropriate modifications) shall be given by the Company and the Stockholder with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

         (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

    (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.8(a), (b) or
(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.8(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.8(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section
2.8(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.8(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Eligible Shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.8(b) and (c).

         (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of Eligible Shares by any the Stockholder.

         (g) The indemnification and contribution required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         (h) In connection with underwritten offerings, the Company will use its best efforts to negotiate terms of indemnification that are reasonably favorable to the Stockholder, as appropriate under the circumstances.

3.  Piggyback Underwritten Offerings.

    In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Stockholder's Eligible Shares to be included in such registration shall be subject to such underwriting agreement. The

Stockholder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Stockholder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Stockholder. Such underwriting agreement shall also contain such representations and warranties by the Stockholder as are customary in agreements of that type.

4.  General.

    4.1. Recapitalizations, Exchanges, etc., Affecting Eligible Shares.

         The provisions of this Agreement shall, to the extent reasonably practicable, apply, to the full extent set forth herein with respect to Eligible Shares, to any and all securities or capital stock (of the Company or any successor to the Company and/or any other issuer thereof) which may be issued in respect of, in exchange for, or in substitution of such Eligible Shares, by reason of, and shall be appropriately adjusted to reflect, any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. The adjustments contemplated by this paragraph shall be made cumulative with respect to all such transactions contemplated by this Section that occur from time to time. Any issuer of any such securities other than the Company shall be required to assume in writing, to the extent relevant, the Company's obligations with respect to the registration rights granted hereunder or enter into a registration rights agreement substantially similar to this Agreement and giving effect to the allocations and adjustments contemplated by this Section, in connection with any such transaction pursuant to which the Stockholder shall receive securities of such issuer, as contemplated by this Section.

    4.2. Rule 144.

         The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities
Act), and (ii) will take such further action as the Stockholder may reasonably request, all to the extent required from time to time to enable the Stockholder to sell Eligible Shares without registration under the Securities Act within the limitation of the exemptions provided by (A) Rules 144 and 145 under the Securities Act, as such Rules may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Stockholder, the Company will deliver to the Stockholder a written statement as to whether it has complied with such requirements.

    4.3. Nominees for Beneficial Owners.

         If Eligible Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Eligible Shares for purposes of any request or other action by the Stockholder pursuant to this Agreement (or any determination of any number or percentage of shares constituting Eligible Shares held by the Stockholder contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

    4.4. Amendments and Waivers.

       This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the Company and the Stockholder.

    4.5. Notices.

       Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

    (i)  if to the Company

         11440 Commerce Park Drive
         Reston, Virginia  22091
         Attention:  Jack M. Mazur
         Facsimile:  (703) 758-7259

         with a copy (which shall not constitute notice) to:

         Fried, Frank, Harris, Shriver & Jacobson
         1001 Pennsylvania Avenue, N.W.
         Suite 800
         Washington, D.C.  20004
         Attention:  Richard A. Steinwurtzel
         Facsimile:  (202) 639-7003

    (ii) if to any of the Stockholder

         John W. Kluge
         215 East 67th Street
         New York, NY
    with a copy (which shall not constitute notice) to:

         Metromedia Company
         One Meadowlands Plaza
         E. Rutherford, NJ  07073
         Attn:  General Counsel

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

    4.6. Miscellaneous.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors, personal representatives and assigns; provided, however, that the Stockholder may not assign any registration rights under this Agreement to a third party. No Person other than the Stockholder or its affiliates shall be entitled to any benefits under this Agreement, except as otherwise expressly provided herein.

         (b) This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

         (d) The headings of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

         (e) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         (f) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         (g) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

         (h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (i) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         (j) Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    4.7. No Inconsistent Agreements.

         Neither the Company nor the Stockholder will, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering. Notwithstanding the foregoing, the Company may grant registration rights to future stockholders in future registration rights agreements.

    4.8. Termination.

         This Agreement shall terminate on May 1, 1999; provided, however, that if the Company, in violation of this Agreement, fails to effectuate a Demand Registration for which a Demand Registration Notice was timely delivered to the Company, the Company shall continue to be required to effectuate such Demand Registration and maintain its effectiveness until the earlier of (x) the Eligible Shares thereunder are sold in accordance with the method of distribution or (y) one year from the date of such effectiveness.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                        PHP HEALTHCARE CORPORATION

                        By:  /s/ Anthony M. Picini
                        Name:     Anthony M. Picini
                        Title:    Senior Vice President
                                  and Chief Financial Officer

                        CHASE MANHATTAN BANK, JOHN W.
                        KLUGE & STUART SUBOTNICK,
                        TRUSTEES U/A DTD 5/30/84 AS
                        AMENDED MADE BY AND FOR
                        JOHN W. KLUGE

                        By:  /s/ John W. Kluge
                        Name:   John W. Kluge, Trustee